ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 FMI FUNDS, INC.


          Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), FMI Funds, Inc., a Maryland corporation having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on October 30, 2001 resolutions: (a) designating 100,000,000 shares of the Company's previously undesignated Common Stock, $.0001 par value, as follows:

          Class                   Fund                        Shares
          -----                   ----                        ------

            B               FMI Large Cap Fund              100,000,000

and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

          THIRD: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of the Company's Common Stock, $.0001 par value, are as set forth in Section B of Article IV of the Company's Articles of Incorporation.

          FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

          IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the ____ day of December, 2001.

                                        FMI FUNDS, INC.


                                        By:
                                           -------------------------------------
                                               Ted D. Kellner, President


                                        Attest:
                                               ---------------------------------
                                                Donald S. Wilson, Secretary